Consent of Hall Dickler Kent Goldstein & Wood, LLP


     We consent to the use of our firm's name and to the statements made with respect to our firm, as they appear under the heading "Interests of Named
Experts and Counsel" in the prospectus which is included in Part I to the registration statement on Form SB-2 of Pipeline Data Inc. (SEC File No. 333-79831).


                                      /s/Hall Dickler Kent Goldstein & Wood LLP
                                      Hall Dickler Kent Goldstein & Wood, LLP
New York, New York
January 9, 2000